Exhibit 10.1

THE SHAREHOLDERS OF

OF

BRIGHTLANE CORP.

The following is a true copy of the resolution duly adopted by the Shareholders of this Corporation at a special meeting, notice to this meeting having been waived, held on this 18th day of November, 2020;

WHEREAS there has been presented to and considered by this Shareholder meeting a Motion to ELECT new OFFICERS and DIRECTORS,

NOW, THEREFORE BE IT RESOLVED that the corporation’s Shareholders having considered this matter, has open the floor to all those whose voice a preference in the issue, and per NRS §78.320 has decided unanimously and RESOLVED.

That the following people have been voted in for the respective positions, to wit:

DAVID OVER, Director, CEO

IAN BOOTS, Director,

DAVID E. PRICE, ESQ. Secretary

The above-referenced officers have been voted in, and have accepted their positions hereto.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records.

DATED: 18th November, 2020

/s/ Graham Avery

Graham Avery, Unicrest Marketing Ltd.,

On behalf of the majority Shareholders